EXHIBIT 10.1

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. GLA-W-1	WARRANT TO PURCHASE
ISSUED: January 12, 2004	COMMON STOCK

WARRANT AGREEMENT

THIS IS TO CERTIFY that, for value received and subject to these terms and conditions, GLA New Ventures, L.L.C., or such person to whom this Warrant is transferred (the “Holder”), is entitled to exercise this Warrant to purchase a number of fully paid and nonassessable shares of the common stock, $0.01 par value per share (“Common Stock”), of KNOLOGY, INC., a Delaware corporation (the “Company”), as described below.

W I T N E S S E T H:

WHEREAS, the Company has agreed to grant to Holder warrants (the “Warrants”) to purchase shares of Common Stock in the amounts and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the premises and mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Grant of Warrant Stock. Subject to the terms and conditions set forth herein, Holder shall have the right to purchase up to 725,000 shares of Common Stock (the “Warrant Stock”), subject to adjustments as provided herein.

2. Warrant Price. The price per share of Warrant Stock (the “Warrant Price”) shall equal $9.00 per share. The Warrant Price shall be subject to adjustment as provided in Section 6 below.

3. Method of Exercise.

3.1 General. Subject to Section 3.3, this Warrant may be exercised by the Holder, on any business day during the period (the “Exercise Period”) beginning on or after the first anniversary of the date of issuance and ending at 5:00 P.M. New York time on the tenth anniversary of the date of this Warrant (the “Expiration Date”), by delivering to the Company at 1241 O. G. Skinner Drive, West Point, Georgia 31833 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (the “Registered Office”) (a) this Warrant certificate, (b) a Notice of Exercise substantially in the form attached as Exhibit A duly completed and executed by the Holder and specifying the number of shares of Warrant Stock to be purchased (“Notice of Exercise”), and (c) payment of an amount (the “Purchase Price”) equal to the Warrant Price multiplied by the number of shares of Warrant Stock for which this Warrant is being exercised, which Purchase Price shall be paid in cash, by certified or official bank check or by wire transfer, in shares of the Common Stock (or by instructing the Company to retain shares otherwise issuable upon exercise of the Warrants as payment), in other property or services acceptable to the Board of Directors as allowed by applicable law, or any combination thereof Holder may exercise Warrants to purchase fewer than all of the Warrant Stock.

3.2 Cashless Exercise. Subject to Section 3.3, this Warrant may be exchanged on any business day during the Exercise Period, by delivering to the Company at the Registered Office (a) this Warrant certificate and (b) a Notice of Exercise duly completed and executed by the Holder, specifying the number of shares of Warrant Stock to be purchased and electing a cashless exercise. Upon exchange pursuant to this Section 3.2, the exchanging Holder shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to (a) the aggregate Market Price (as defined below), on the date of surrender and receipt of the Warrants by the Company, of the number of shares of Common Stock represented by the Warrants to be exchanged minus the aggregate Exercise Price for such shares, divided by (b) such Market Price of one share of Common Stock. For all purposes of this Agreement other than Section 3.1 and this Section 3.2, any reference to the exercise of any Warrant shall be deemed to include a reference to the exchange of such Warrant into Common Stock in accordance with the terms of this Section 3.2.

3.3 Exercise Conditions. Warrants shall only be exercisable and may only be exercised to the extent permitted by and in accordance with applicable law and only if, with respect to any Warrant on any date on which such Warrant is to be exercised by the Holder thereof, (i) (a) the Company shall have a registration statement in effect under the Securities Act covering the issuance and sale of the Warrant Stock to be issued upon exercise of such Warrant (a “Warrant Exercise Registration Statement”), Knology shall not have suspended the use of such registration statement at the time of such exercise, and a then-current prospectus relating to the Warrant Stock shall be delivered to such exercising Holder, or (b) the sale of the Warrant Stock to be issued upon exercise of such Warrant shall be exempt from the registration requirements of the Securities Act, and (ii) such Warrant Stock shall have been registered or qualified or shall be deemed to be exempt from the registration or qualification requirements of, the securities laws of the state of residence of the exercising Holder. By delivering a Notice of Exercise, a Holder represents and warrants to the Company that its acquisition of Warrant Stock shall not result in a violation of applicable law by the Company or the Holder. Without limiting the foregoing, if, at the time of exercise of a Warrant, there is not in effect a Warrant Exercise Registration Statement, the Holder shall be deemed, by means of exercise of the Warrant, to represent to the Company that any Warrant Stock to be acquired by such Holder upon exercise of the Warrant will be acquired for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws that may be applicable and that such Holder (w) is an “accredited investor” within the meaning of Regulation D under the Securities Act, (x) has had access to such information regarding the business and finances of the Company and such other matters with respect to the Company that a reasonable person would consider in evaluating the transactions contemplated hereby, (y) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrant Stock and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Warrant Shares and (z) believes that its investment in the Warrant Stock would be suitable for it based upon its objectives and financial needs, and such Holder has adequate means for providing for its current financial needs and business contingencies and has no present need for liquidity of investment with respect to the Warrant Stock.

4. Delivery of Stock Certificates; No Fractional Shares.

4.1 Delivery of Stock Certificates. Within ten days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part), the Company at its expense shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise, and (b) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 3), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

4.2 No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to such fraction multiplied by the Warrant Price.

4.3 Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Common Stock upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant certificates or any certificates for Warrant Stock in a name other than that of the registered holder of a Warrant certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant certificates or certificates for Warrant Stock unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

5. Covenants as to Warrant Stock. The Company covenants that at all times during the Exercise Period there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Warrant Stock as is necessary for exercise in full of this Warrant and, from time to time, it will take all steps necessary to amend its Amended and Restated Certificate of Incorporation (“Certificate”) to provide sufficient reserves of shares of Warrant Stock. All shares of Warrant Stock issued pursuant to the exercise of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except restrictions arising (a) under federal and state securities laws, (b) under the Certificate, (c) under the Stockholders Agreement, dated as of February 7, 2000, and as amended through the date hereof (the “Stockholders Agreement”), by among the Company and the other parties thereto, (d) not by or through the Company, or (e) by agreement between the Company and the Holder or its successors.

6. Adjustments.

6.1 Changes in Common Stock. In the event that at any time or from time to time after the date hereof the Company shall declare a dividend or make a distribution on its Common Stock payable in shares of its Common Stock or subdivide its outstanding shares of Common Stock into a larger number of shares, then the Warrant Price then in effect immediately prior to such dividend, distribution or subdivision will be proportionately decreased (and the number of shares of Warrant Stock proportionately increased). In the event that at any time or from time to time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares or increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the Warrant Price then in effect immediately prior to the occurrence of such event shall be proportionately increased (and the number of shares of Warrant Stock proportionately decreased). An adjustment made pursuant to this Section 6.1 shall become effective immediately after the effective date, retroactive to the record date therefor, in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

6.2 Reclassification, Exchange and Substitution. If, at any time or from time to time, the Common Stock issuable upon exercise of the Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), the Holder shall have the right upon exercise of the Warrant to receive the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which the Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

6.3 Reorganizations, Mergers and Consolidations. If, at any time or from time to time, there is (a) a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 6) or (b) a consolidation or merger (other than where the Company is the continuing corporation after such consolidation or merger and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) (each a “Reorganization”), as a part of such Reorganization provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of the Warrant the number of shares of stock or other securities or property to which a holder of the maximum number of shares of Common Stock deliverable upon exercise of the Warrant would have been entitled in connection with such Reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Holder after the Reorganization to the end that the provisions of this Section 6 (including adjustment of the Warrant Price then in effect and the number of shares of Warrant Stock issuable upon exercise of the Warrant) shall be applicable after that event and be as nearly equivalent as practicable.

6.4 Timing of Adjustments. The adjustments required by this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Warrant Price that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the common stock, as provided for in Section 6.1) unless and until such adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least $0.01 to or from the Warrant Price immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this section and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of this occurrence.

6.5 Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the Warrant Price in effect immediately prior to and immediately after such adjustment, (b) the number of shares of Warrant Stock for which each Warrant is exercisable immediately prior to and immediately after such adjustment, and (c) the type and amount, if any, of other property which at the time exercise, the Holder would be received upon exercise of the Warrant.

7. Assignment of Warrants. The Warrants are assignable by Holder, provided that any such assignment shall (i) be an assignment of no less than one-half of the Warrants, except in the case of the dissolution of the Holder, in which case all of the Warrants may be distributed to the members of the Holder in accordance with their percentage interests and the members may tack the holding period of the Holder to their own holding period, and (ii) be in compliance with all applicable federal and state securities laws and regulations. Any assignment of this Warrant shall be substantially in the form attached as Exhibit B duly completed and executed by the Holders and the transferee. Any purported assignment or transfer in violation of this Section shall be null and void.

8. Lockup. If requested by the Company or any underwriter of any Common Stock or other equity securities of the Company, no Holder shall sell or otherwise transfer or dispose of any Common Stock or other equity securities of the Company (other than pursuant to such registration) during (a) in the case of the Company’s first underwritten public offering of Common Stock or other equity securities of the Company for its own account, the 180-day period following the effective date of such registration statement, and (b) in the case of all subsequent registrations of the Company’s Common Stock or other equity securities of the Company, the 90-day period following the effective date of such registration statement; provided, however, that if any holder of Management Stock or any Significant Stockholder (as such terms are defined in the Stockholders’ Agreement) is subject to hold-back restrictions of shorter duration, such shorter periods shall apply to all Holders. The obligations described in this Section 8 shall not apply to a registration on Form S-4 or Form S-8 or similar forms which may be promulgated in the future and, except in the case of the Company’s first underwritten public offering, shall not apply to a Holder of Warrant Stock representing less than 1% of the then-outstanding Common Stock (on an as-converted basis).

9. Securities Laws Restrictions; Legend on Warrant Stock.

9.1 Securities Laws Restrictions. This Warrant and the securities issuable upon exercise hereof have not been registered under the Securities Act or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities, (b) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that such transaction is exempt from registration, or (c) the Company otherwise satisfies itself that such transaction is exempt from registration.

9.2 Legend. A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement and any certificate representing the Warrant Stock, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

10. Stockholders’ Agreement. Upon exercise of this Warrant, the Holder, if not already party to the Stockholders Agreement, shall become a party thereto by executing a Joinder Agreement substantially in form of Exhibit C, and, with respect to the Warrant Stock issued upon such exercise, the Holder shall be an “Investor” and a holder of “Investor Stock” as these terms are defined in the Stockholders Agreement.

11. Exchange of Warrant; Lost or Damaged Warrant Certificate. This Warrant is exchangeable upon its surrender by the Holder at the office of the Company. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination. The Company shall pay all expenses, taxes (other than transfer taxes), and other charges payable in connection with the preparation, issuance and delivery of new Warrants hereunder.

12. Notices of Record Date, etc. In the event of

(a) any taking by the Company of a record of the holders of Warrant Stock for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any Reorganization;

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(d) any proposed issue or grant by the Company to the holders of Common Stock of any shares of stock of any class or any other securities, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

(e) any other event as to which the Company is required to give notice to any holders of Warrant Stock,

then, and in each such event, the Company will mail to the Holder a notice specifying (i) the date on which any such record is to be taken, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property deliverable on such Reorganization, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or warrants, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be delivered to the Holder at least 20 days prior to the date specified in the notice.

13. Investment Intent. By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

14. Miscellaneous.

14.1 Definitions. As used in this Agreement,

(a) “Board of Directors” means the board of directors of the Company or a duly authorized committee thereof.

(b) “Market Price” means with respect to any share of Common Stock: (i) if shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the closing price for the trading day specified herein; the closing price for such day shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange or national market system on which such shares are then listed, admitted to trading or traded; or (ii) if shares of Common Stock are not then listed or admitted to trading on any national securities exchange or traded on any national market system, either (x) the fair market value thereof, as shall be determined in good faith by the Board of Directors, as evidenced by a resolution of the Board of Directors, or (y) if the Holder disputes the determination of the Board of Directors, the fair market value thereof as determined by an independent, reputable and nationally recognized investment banking firm, as selected in good faith by the Company and such Holder (provided, that if more than one Holder disputes such determination, then by such Holders exercising a majority of the Warrants then being exercised), the fees and expenses of which shall be borne by the Holder or Holders.

(c) “Securities Act” means the Securities Act of 1933, as amended.

14.2 Holder as Owner. The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

14.3 No Stockholder Rights. This Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company or to any other rights except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock, until this Warrant is exercised.

14.4 Notices. Unless otherwise provided, any notice under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in clause (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by ten days’ advance written notice to the other party given in the foregoing manner.

If to the Holder:

GLA New Ventures, L.L.C.

5555 WingHaven Blvd.

O’Fallon, Missouri 63366

Attention: Dennis D. Moffit

Facsimile No.: (636) 625-5709

If to the Company:

Knology, Inc.

1241 O.G. Skinner Drive

West Point, Georgia 31833

Attention: Chad S. Wachter

Phone No.: (706) 645-8553

Facsimile No.: (706) 645-0148

14.5 Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 14.5 shall be binding on each future Holder and the Company.

14.6 Third-Party Beneficiaries. Other than the Holder, this Agreement is not intended to confer upon any person, except the parties hereto, any rights or remedies hereunder.

14.7 Governing Law. This Warrant shall be governed by and construed under the laws of the state of Delaware without regard to principles of conflict of laws.

14.8 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

14.9 Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

14.10 Termination. This Agreement shall terminate and be of no further force and effect at the close of business on the Expiration Date or the date on which none of the Warrants shall be outstanding (whether by reason of the exercise thereof or the repurchase thereof by the Company), except that the provisions of Sections 3.3, 4, 8, 9, 10, 13 and 14 shall continue in full force and effect after such termination.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

KNOLOGY, INC.

By:
Chad S. Wachter
General Counsel, Vice President and Secretary

EXHIBIT A

NOTICE OF EXERCISE

To: Knology, Inc.

The undersigned hereby irrevocably elects to purchase                      shares of Common Stock of Knology, Inc. (the “Company”) issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares that maybe purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that said shares of the Common Stock of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended.

Mark all that apply:

☐ Cash Payment [Payment enclosed in the amount of $                    .]

☐ Cashless Exercise [Number of shares of Warrant Stock exercised:                     .]

Dated:

Name of Holder of Warrant:
(please print)

Address:

Signature:

EXHIBIT B

ASSIGNMENT

For value received the undersigned sells, assigns and transfers to the transferee named below the attached Warrant, together with all right, title and interest, and does irrevocably constitute and appoint the transfer agent of Knology, Inc. (the “Company”) as the undersigned’s attorney, to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

Name of Holder of Warrant:
(please print)

Address:

Signature:

Name of transferee:
(please print)

Address:

EXHIBIT C

STOCKHOLDER JOINDER AGREEMENT

This STOCKHOLDER JOINDER AGREEMENT (this “Agreement”) is made and entered into as of                     , 200    , by and between Knology, Inc., a Delaware corporation (the “Company”), and                     , a                              (the “New Stockholder”).

Premises

Pursuant to a Warrant Agreement, dated as of January 12, 2004 (the “Warrant Agreement”), by and among the Company and the New Stockholder, the New Stockholder has exercised warrants to purchase shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), has become a stockholder of the Company and as such desires to derive the benefits and burdens associated with being a stockholder of the Company.

The Company is party to a Stockholders Agreement, dated as of February 7, 2000 (as the same has been amended and may be amended hereafter from time to time, the “Stockholders Agreement”), with certain of the Company’s existing stockholders (“Existing Stockholders”) governing certain rights and obligations of the Existing Stockholders as stockholders of the Company. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Stockholders Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the New Stockholder hereby agree as follows:

1. The Company and the New Stockholder agree that, from and after the transfer of the shares of Common Stock pursuant to the exercise of warrants under the Warrant Agreement, by virtue of such New Stockholder’s execution of this Agreement, (i) the New Stockholder shall, without any further action on the part of the Company or the New Stockholder, become party to the Stockholders Agreement subject to and bound by, and entitled to the benefits of, all the terms and conditions of the Stockholders Agreement applicable to an “Investor,” (ii) the shares of Common Stock received by the New Stockholder pursuant to the Warrant Agreement, shall be “Investor Stock” for all purposes under the Stockholders Agreement, and (iii) the New Stockholder shall be an “Other Investor” for purposes of the Stockholders Agreement.

2. A legend in substantially the form required by Section 6.02 of the Stockholders Agreement shall appear on each certificate representing Shares issued to the New Stockholder pursuant to the Warrant Agreement.

3. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Agreement to be executed by its duly authorized representative as of the date first above written.

KNOLOGY, INC.

By:
Name:
Title:

NEW STOCKHOLDER:

(Name of New Stockholder)

By:
Name:
Title:

APPENDIX 1

Knology, Inc. issued substantially similar warrants to seven individuals for an aggregate of 275,000 shares of Knology, Inc. common stock.